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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                   STATE OF
                            WHOLLY-OWNED SUBSIDIARIES(1)                                         ORGANIZATION
------------------------------------------------------------------------------                   ------------
HRT of Alabama, Inc.                                                                               Alabama
HRT of Tennessee, Inc.                                                                             Tennessee
HRT of Virginia, Inc.                                                                              Virginia
Healthcare Realty Services Incorporated                                                            Alabama
HRT of Roanoke, Inc.                                                                               Virginia
HRT of Delaware, Inc.                                                                              Delaware
HR Interests, Inc.                                                                                 Texas
Pennsylvania HRT, Inc.                                                                             Pennsylvania
HR Acquisition I Corporation
(formerly known as Capstone Capital Corporation)                                                   Maryland
Property Technology Services, Inc.                                                                 Tennessee
HR Assets, LLC                                                                                     Delaware
HRT of Mississippi, Inc.                                                                           Delaware
HRT of Illinois, Inc.                                                                              Delaware
HRT Holdings, Inc.                                                                                 Delaware
ASMI / Birmingham Medical Building SPE, LLC                                                        Delaware
Bellaire Medical Plaza SPE, LLC                                                                    Delaware
Chippenham Medical Offices SPE, LLC                                                                Delaware
Johnston-Willis Medical Offices SPE, LLC                                                           Delaware
K-S Building SPE, LLC
(formerly known as Kelsey-Seybold Clinic West SPE, LLC)                                            Delaware
Southwest General Medical Building (TX) SPE, LLC                                                   Delaware
HR Acquisition of Alabama, Inc.
(formerly known as Capstone Capital of Alabama, Inc.)                                              Alabama
HR of California, Inc.
(formerly known as Capstone Capital of California, Inc.)                                           Alabama
HR of Los Angeles, Inc.
(formerly known as Capstone Capital of Los Angeles, Inc.)                                          Alabama
HR of Massachusetts, Inc.
(formerly known as Capstone Capital of Massachusetts, Inc.)                                        Alabama
HR of Ocoee, Inc. (formerly known as Capstone Capital of Ocoee, Inc.)                              Alabama
HR Acquisition of Pennsylvania, Inc.
(formerly known as Capstone Capital of Pennsylvania, Inc.)                                         Pennsylvania
HR of Port Orange, Inc.
(formerly known as Capstone Capital of Port Orange, Inc.)                                          Alabama


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
                                                                                                   STATE OF
                            WHOLLY-OWNED SUBSIDIARIES(1)                                         ORGANIZATION
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
Healthcare Acquisition of Texas, Inc.
(formerly known as Capstone Capital of Texas, Inc.)                                                Alabama
Durham Medical Office Building, Inc.                                                               Texas
HR Assets, Inc.                                                                                    Texas
HR of San Antonio, Inc. (formerly known as SSP San Antonio, Inc.)                                  Texas
HR of Bonita Bay, Ltd. (formerly known as Capstone of Bonita Bay, Ltd.)                            Alabama
HR of Cape Coral, Ltd. (formerly known as Capstone of Cape Coral, Ltd.)                            Alabama
HR of Las Vegas, Ltd. (formerly known as Capstone of Las Vegas, Ltd.)                              Alabama
HR Acquisition of San Antonio, Ltd.
(formerly known as Capstone Capital of San Antonio, Ltd.)                                          Alabama
HR of Sarasota, Ltd. (formerly known as Capstone of Sarasota, Ltd.)                                Alabama
HR Acquisition of Virginia Limited Partnership
(formerly known as Capstone of Virginia Limited Partnership)                                       Alabama
593 HR, Inc.                                                                                       Tennessee
HR Farmington, LLC                                                                                 Michigan
HR Novi, LLC                                                                                       Michigan
HRT of Louisiana, Inc.                                                                             Louisiana
HRT Properties of Texas, Ltd.                                                                      Texas


                                                                    PERCENT OF           STATE OF
               OTHER SUBSIDIARIES(2)                                OWNERSHIP          ORGANIZATION
-------------------------------------------------                   ----------         ------------
San Antonio SSP, Ltd.                                                 24.3%               Texas

Pasadena Medical Plaza SSJ Ltd.                                       51.0%               Florida

HR of Los Angeles, Ltd.
(formerly known as Capstone of Los Angeles, Ltd.)                     66.67%              Alabama

HR of Ocoee, Ltd.
(formerly known as Capstone of Ocoee, Ltd.)                           75%                 Alabama

HR of Port Orange, Ltd.
(formerly known as Capstone of Port Orange, Ltd.)                     75%                 Alabama


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(1)ALL SUBSIDIARIES LISTED AS WHOLLY OWNED BY THE REGISTRANT, ARE OWNED EITHER
DIRECTLY, OR INDIRECTLY THROUGH WHOLLY OWNED SUBSIDIARIES.

(2)THE COMPANY AND/OR CERTAIN AFFILIATES HAVE VARYING AMOUNTS OF OWNERSHIP AS EITHER THE GENERAL OR LIMITED PARTNER IN THESE LIMITED PARTNERSHIPS.


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